Form of Intermediary Service Agreement by and between Dianniu and Borrower

                                     No.:

Borrower (hereinafter referred to as Party A):

Certification Document No.:

Intermediator (hereinafter referred to as Party B): Shanghai Dianniu Internet Finance Information Service Co.Ltd.

Address: Floor 35, Sino Life Tower, No. 707, Zhangyang Road, Pudong New Area, Shanghai

Whereas,

1. The Intermediator is a limited liability company legally established and validly existing in Shanghai, China, which has the right of operation of the website www.dianniu98.com (hereinafter referred to as “the website” or “the platform” or “the DN platform”) as well as is able to obtain massive borrowing and lending information and supply such intermediate services as matching and management between borrowers and lenders, in an effective way.

2. The Borrower has done registration at the website and agrees on the DN Financial P2P Lending Service Agreement of the website.

3. Due to the demand for borrowing, the Borrower has signed the Borrowing Agreement numbered       , with an investor (the Lender) matched via the platform of Party B, and this Agreement contains the specific detailed arrangements for the Borrowing Agreement in the aspect of intermediary management and service.

4. The Borrower has promised to furnish the Intermediator with authentic, accurate, complete and valid information and the Intermediator shall have the right to review the authenticity/validity of the information furnished by the Borrower.

As the Borrower intends to seek for financial support due to its capital turnover demand, it hereby entrusts the Intermediator to release the borrowing information via the website and provide intermediary services for its borrowing demand and the two parties hereto reach and shall be bound by the following agreement:

Article I Specific Items and Requirements: Party B shall assist Party A in negotiating with a Lender registered at the platform about the borrowing-related issues (the amount to be borrowed: RMB                       , in words                   ) and help Party A to sign with the Lender an online service agreement relating to borrowing.

Article II Term of Service:         days. The actual start date shall be the date as of which the funds for the amount to be borrowed by the Borrower under this borrowing project have been raised completely within the specified period while the expiration date shall be the date upon which Party A finishes the relevant repayment.

Article III Intermediary Management Fee, Intermediary Service Fee and Relevant Payment Methods:

1. Party B shall facilitate the conclusion of the borrowing guarantee contract between Party A and the Lender from the DN platform; the Lender shall allocate the relevant fund from its capital account at the deposit bank or the third-party payment organization, Shanghai ChinaPnR Data Service Co., Ltd., which cooperates with Party B, directly to Party A’s capital account at such a deposit bank or third-party payment organization; in the meanwhile, Party A shall instruct the deposit bank or third-party payment organization ChinaPnR to deduct on behalf of Party A the intermediary service and management fees payable to Party B from the relevant fund as well as entrust the deposit bank or third-party payment organization to deposit these fees into Party B’s capital account at the deposit bank or third-party payment organization.

2. The intermediary service fee shall be calculated at the rate of    % of the amount to be borrowed while the intermediary management fee shall be computed at the rate of    % of the amount to be borrowed, and Party B shall collect them both at a time and issue an invoice with the amount equal to that of these fees.

3. If the third-party payment organization or deposit bank fails to directly deduct the intermediary service and management fees, Party A shall pay them to Party B within 24 hours upon receipt of the fund borrowed by Party A.

Article IV. Both Parties’ Rights and Obligations

1. Party A shall present its legal qualification certificate like ID Card or Business License and other necessary materials to Party B and Party B shall have the right to or entrust a third party to verify the authenticity of the materials provided by Party A. When any of the materials furnished by Party A is deemed to be false, Party A shall undertake all the relevant consequences and legal responsibilities.

2. During the performance of this Agreement, Party B may disclose its identity as the Intermediator between Party A and the Lender from the platform, to any other third party, and introduce the information concerning the borrowing project of Party A to such a third party.

3. Party A understands that the information about Party A and the purpose of the fund borrowed shall be publicized on the website of Party B so as to facilitate Party A in acquiring the fund it borrows. Such information shall be disclosed after Party A operates and confirms it on the website and such operation of Party A shall be deemed as Party A’s agreement on and recognition of the disclosure of such information, so Party B shall not assume any legal consequence due to the disclosure of such information.

4. Party A shall truthfully furnish the Lender and Party B with its personal information (including, without limitation, name, ID card No., education background, contact way, mailing address, occupational information, and contact person) as required by Party B from time to time as well as the involved information such as the purpose of the fund borrowed. Party A shall promise that all the information furnished by it to the Lender and Party B shall be true, complete and valid.

5. During the process of the intermediary service by Party B, when any loss is caused due to Party A, Party B shall have the right to ask Party A to bear the responsibility for compensation. In case that

Party A provides any false material or intentionally conceals a material fact, Party A shall pay the penal sum equal to 18% of the total amount borrowed respectively to the Lender and Party B.

6. Party A shall pay Party B the corresponding intermediation fees as required by this Agreement.

7. When the issues relating to borrowing cannot be completed due to Party A’s refusal to sign a borrowing guarantee contract with the Lender, where Party B serves as the Intermediator, under the conditions agreed upon, during the performance of the Agreement, or within the scope of borrowing, or any other reason attributable to Party A, Party A shall pay the intermediation fees in full as specified under Article III of this Agreement.

8. For the relevant borrowing project, Party A shall not have any act pertinent to repeated financing, which is given in the Interim Measures for Management over Operational Activities of Intermediary Organs of P2P Borrowing & Lending Information, or otherwise Party A shall assume all of the adverse consequences and legal responsibilities, including but not limited to elimination of adverse consequences, compensation for loss, and payment for penal sum.

9. After the fund borrowed becomes due and payable, Party A shall fulfill each obligation for the Lender as per the arrangements in the borrowing guarantee contract, including, without limitation, payment of the interest generated after the expiration of the term of borrowing and the principal to the Lender.

Article V Dispute Resolution

Any dispute arising from or in connection with this Agreement during the fulfillment of the Agreement shall be resolved by the two parties hereto through negotiation. In case of failure to do so, a lawsuit shall be legally filed at the People’s Court of Pudong New Area, Shanghai and the law of Mainland China shall apply.

Article VI Miscellaneous

1. Because of the particularity of Internet Finance, the Borrower, the Lender, the Guarantor, or any other related party shall accept the way of signing of the borrowing guarantee contract (including but not limited to online click for confirmation, electronic signature, or electronic seal) and the content of such a contract and shall not hereby justify its refusal to perform its obligations under the contract.

2. For the content to be disclosed as required by the Interim Measures for Management over Operational Activities of Intermediary Organs of P2P Borrowing & Lending Information, which is not under confidentiality, Party A shall allow Party B to make disclosure in accordance with the Interim Measures.

3. Matters not covered herein shall be subject to related laws and regulations. Where no specific provisions are provided under laws or regulations, Party A and Party B may reach a supplemental agreement in writing. The attachments to this Agreement and the supplemental agreements involved shall be deemed to be an integral part of this Agreement, with equal legal force to this Agreement.

4. This Agreement shall come into effect upon the signatures and the seals of both Party A and Party B.

5. This Agreement shall be made in duplicate and each of Party A and Party B shall hold one, which shall have the same legal effect.

6. Both parties shall be obliged to keep confidential the content of this Agreement and shall not arbitrarily reveal the content to the outside.

(The remainder of this page is intentionally left blank)

Borrower (Signature & Seal):

Authorized Representative:

Intermediator (Signature & Seal):  Shanghai Dianniu Internet Finance Information Service Co.Ltd.

Authorized Representative:

Signed on:

Signed at: Pudong New Area, Shanghai

4